Graham & Dunn PC

July 25, 2013

The Board of Directors
Intermountain Community Bancorp
414 Church Street
Sandpoint, ID 83864

Re:	Legal Opinion Regarding Validity of Securities Offered
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 100,000 shares of no par value common stock (the "Shares"), of Intermountain Community Bancorp, an Idaho corporation ("Company”), authorized for issuance upon the issuance of stock under the 2012 Stock Option and Equity Compensation Plan (the “Plan”).
In connection with the offering of the Shares, we have examined:  (i) the Plan, listed as Exhibit 99.1 in the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions expressed in this letter. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.
Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.
Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance of the Shares by the Company and receipt by the Company of the consideration for the Shares, consistent with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Graham & Dunn PC

/s/ Graham & Dunn PC

Pier 70
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Seattle WA 98121-1128
Tel 206.624.8300
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